
                        As filed with the Securities and Exchange Commission on July 18, 2002

======================================================================================================================
                                                                                            Registration No. 333-85872
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
                                             SECURITIES AND EXCHANGE COMMISSION
                                                   WASHINGTON, D.C. 20549


                                                       AMENDMENT NO. 1
                                                             TO
                                              FORM SB-2 REGISTRATION STATEMENT
                                              UNDER THE SECURITIES ACT OF 1933

                                                       LITE KING CORP.
                                             (Name of Registrant in Our Charter)

                  NEW YORK                                   1731                                   11-2996988
      (State or Other Jurisdiction of            (Primary Standard Industrial          (I.R.S. Employer Identification No.)
               Incorporation
              or Organization)                   Classification Code Number)
         175 WEST COURTLAND AVENUE                                                                CRAIG MASSNER
           MORTON, ILLINOIS 61550                                                           175 WEST COURTLAND AVENUE
               (309) 266-5771                                                                 MORTON, ILLINOIS 61550
 (Address and telephone number of Principal                                                       (309) 266-5771
  Executive Offices and Principal Place of                                         (Name, address and telephone number of agent
                 Business)                                                                         for service)

                                                             Copies to:
                     Clayton E. Parker, Esq.                                            Ronald S. Haligman, Esq.
                    Kirkpatrick & Lockhart LLP                                         Kirkpatrick & Lockhart LLP
             201 South Biscayne Boulevard, Suite 2000                           201 South Biscayne Boulevard, Suite 2000
                       Miami, Florida 33131                                               Miami, Florida 33131
                    Telephone: (305) 539-3300                                          Telephone: (305) 539-3300
                    Telecopier: (305) 358-7095                                         Telecopier: (305) 358-7095
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         Approximate  date of  commencement  of proposed sale to the public:  AS
SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this  Form is a  post-effective  amendment  filed  pursuant  to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration
statement for the same offering. |_|

         If delivery of the  prospectus  is expected to be made pursuant to Rule
434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================

                                                                                                      PROPOSED
                                                                                                      MAXIMUM            AMOUNT OF
           TITLE OF EACH CLASS OF                   AMOUNT TO BE         PROPOSED MAXIMUM            AGGREGATE         REGISTRATION
         SECURITIES TO BE REGISTERED                 REGISTERED     OFFERING PRICE PER SHARE (1)   OFFERING PRICE (1)     FEE(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.0001 per share       29,954,762 Shares             $0.08                  $2,396,380.96         $220.47
-----------------------------------------------------------------------------------------------------------------------------------
Common stock underlying convertible
    debentures                                     795,238 Shares             $0.08                    $63,619.04            $5.85
-----------------------------------------------------------------------------------------------------------------------------------
Common stock underlying options                    250,000 Shares             $0.08                    $20,000.00            $1.84
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                           31,000,000 Shares             $0.08                  $2,480,000.00         $228.16
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of June 25, 2002.
(2) Previously paid $569.94 on June 25, 2002.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Morton, Illinois, July 18, 2002.

                                       LITE KING CORP.

                                       By: /s/ Craig Massner
                                           --------------------------------
                                       Name:  Craig Massner
                                       Title: President


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig Massner his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                   TITLE                                 DATE
---------                   -----                                 ----
/s/ Craig Massner
----------------------
Craig Massner               President and Director                July 18, 2002


/s/ Robert Personett
----------------------
Robert Personett            Secretary, Treasurer and Director     July 18, 2002



----------------------
Wallace Pennington          Director                              July ___, 2002